Exhibit 99.1

TransDigm To Acquire Extant Aerospace

CLEVELAND, March 19, 2018 /PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG) announced today that it has entered into a definitive agreement to acquire Extant Components Group Holdings, Inc. (“Extant”), a portfolio company of Warburg Pincus LLC, for approximately $525 million. TransDigm expects to finance the acquisition primarily through a combination of cash on hand and existing availability under its revolving credit facility.
For the fiscal year ending September 2018, Extant expects to derive 80% of its revenue from the aftermarket, with nearly all of the revenue from proprietary and sole source products. The revenue is derived from a mix of military and commercial applications, with the majority of the revenue coming from the military end market.
Located in Melbourne, Florida, Extant employs more than 170 people and expects to generate revenue of approximately $85 million for the fiscal year ending September 2018. Extant provides a broad range of proprietary aftermarket products and repair and overhaul services to the aerospace and defense end markets. The company exclusively licenses or acquires proprietary aftermarket-focused products from leading aerospace and defense OEMs. Extant then supports these products over the significant remaining useful lives of the aircraft on which the equipment is installed. The company currently owns or exclusively licenses in excess of 2,500 assemblies and sub-assemblies on over 70 active platforms. Extant offers an attractive value proposition to OEMs and as a result has an active pipeline of new product line acquisition opportunities.
Extant’s largest platforms include the F-16, AH-64, F-18, F-15, and C-130. Commercial platforms include the King air series, MD 900/902, B747, B757 and B777. The company also has content on key business jet platforms such as the Bombardier Learjet family, Cessna Citation family, and various Gulfstream aircraft.
W. Nicholas Howley, Chairman and CEO of TransDigm, stated, “Extant has an unusual and attractive business model, with significant opportunities for growth. This unique model fits well with our proprietary and aftermarket-focused value generation strategy. As usual, we anticipate attractive private equity type returns on this acquisition.”

About TransDigm
TransDigm Group Incorporated, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as "believe," "may," "will," "should," "expect," "intend," "plan," "predict," "anticipate," "estimate," or "continue" and other words and terms of similar meaning may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties which could affect TransDigm's actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm. These risks and uncertainties include but are not limited to failure to complete or successfully integrate the acquisition; that the acquired business does not perform in accordance with our expectations; and other factors. Further information regarding important factors that could cause actual results to differ materially from projected results can be found in TransDigm's Annual Report on Form 10-K and other reports that TransDigm or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:     Liza Sabol
    Investor Relations
    (216) 706-2945
    ir@transdigm.com